PAGE 1
IDS New Dimensions Fund, Inc.
File No. 2-28529/811-1629


                                           EXHIBIT INDEX


Exhibit 6:            Copy of Distribution Agreement, dated March 20,
                      1995.

Exhibit 8(a):         Copy of Custodian Agreement, dated March 20, 1995.

Exhibit 8(b):         Copy of Addendum to the Custodian Agreement, dated
                      May 13, 1996.

Exhibit 8(c):         Copy of Custody Agreement, dated May, 1993.

Exhibit 9(b):         Copy of Transfer Agency Agreement, dated March 20,
                      1995.

Exhibit 9(d):         Copy of Shareholder Service Agreement, dated March
                      20, 1995.

Exhibit 9(e):         Copy of Administrative Services Agreement, dated
                      March 20, 1995.

Exhibit 9(f): Copy of Agreement and Declaration of Unitholders, dated May 13, 1996.

Exhibit 9(g):         Copy of Class Y Shareholder Service Agreement, dated
                      May 9, 1997.

Exhibit 11:           Independent Auditors' Consent

Exhibit 15:           Copy of Plan and Agreement of Distribution, dated
                      March 20, 1995.

Exhibit 17:           Financial Data Schedules.

Exhibit 19(a):        Directors' Power of Attorney, dated January 8, 1997.

Exhibit 19(c):        Trustees Power of Attorney, dated January 8, 1997.